UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
AMENDMENT NO. 3
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	95-4352386 (I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Series A Junior Participating Preferred Stock	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]
Securities Act registration statement file number to which this form relates: None.
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission (“SEC”) by Cheniere Energy, Inc., a Delaware corporation (the “Company”), on November 1, 2004, as amended by Amendment No. 1 thereto filed with the SEC on January 24, 2005 and as amended by Amendment No. 2 thereto filed with the SEC on October 24, 2008 (collectively, the “Registration Statement”), relating to the rights distributed to the stockholders of the Company (the “Rights”) in connection with the Rights Agreement, dated as of October 14, 2004, as amended by the First Amendment to Rights Agreement, dated as of January 24, 2005, as amended by the Second Amendment to Rights Agreement, dated as of October 24, 2008, and as amended by the Third Amendment to Rights Agreement, dated as of December 10, 2012 (collectively, the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).
The Registration Statement is hereby amended by adding the following text after the last paragraph of Item 1 of the Registration Statement:
On December 10, 2012, the Company and the Rights Agent entered into the Third Amendment to Rights Agreement, dated as of December 10, 2012 (the “Third Amendment”). The Third Amendment amends the Rights Agreement to accelerate the “Final Expiration Date” to December 10, 2012. Accordingly, the Rights granted under the Rights Agreement expired at the close of business on December 10, 2012, and the Rights Agreement was terminated and of no further force and effect.
The preceding summary of the principal terms of the Third Amendment is a general description only and is subject to the detailed terms and conditions of the Third Amendment, which is incorporated herein by reference to Exhibit 4.4 to this Registration Statement on Form 8-A/A.
ITEM 2. EXHIBITS.

Exhibit Number	Description of Exhibit
3.1 4.1 4.2 4.3 4.4
Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed October 14, 2004 (SEC File No. 001-16383)).

Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated October 14, 2004 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed October 14, 2004 (SEC File No. 001-16383)).

First Amendment to Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed January 24, 2005 (SEC File No. 001-16383)).

Second Amendment to Rights Agreement by and between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated October 24, 2008 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed October 24, 2008 (SEC File No. 001-16383)).

Third Amendment to Rights Agreement by and between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated December 10, 2012 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed December 14, 2012 (SEC File No. 001-16383)).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	April 24, 2013	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
3.1 4.1 4.2 4.3 4.4
Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed October 14, 2004 (SEC File No. 001-16383)).

Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated October 14, 2004 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed October 14, 2004 (SEC File No. 001-16383)).

First Amendment to Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed January 24, 2005 (SEC File No. 001-16383)).

Second Amendment to Rights Agreement by and between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated October 24, 2008 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed October 24, 2008 (SEC File No. 001-16383)).

Third Amendment to Rights Agreement by and between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated December 10, 2012 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed December 14, 2012 (SEC File No. 001-16383)).